Exhibit 8.2

March 9, 2020

IBERIABANK Corporation
200 W. Congress Street
Lafayette, Louisiana 70501

Ladies and Gentlemen:

We have acted as counsel to IBERIABANK Corporation, a Louisiana corporation (the “Company”), in connection with the Merger, as defined and described in the Agreement and Plan of Merger, dated as of November 3, 2019 (the “Agreement”), between the Company and First Horizon National Corporation, a Tennessee corporation (“First Horizon”). For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Agreement. This opinion is being delivered in connection with the filing of the Registration Statement on Form S-4 (Registration No. 333-235757) (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended, relating to the Merger pursuant to the Agreement.

We have examined (i) the Registration Statement (including the joint proxy statement/information statement and prospectus contained therein (the “Prospectus”)), (ii) the Agreement and (iii) the representation letters of the Company and First Horizon delivered to us in connection with this opinion (the “Representation Letters”). In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in

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connection with the opinion hereinafter set forth. In such examination, we have assumed the accuracy of the factual matters described in the Registration Statement. In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

In rendering such opinion, we have assumed that (i) the Merger will be effected in accordance with the Agreement, (ii) the statements concerning the Merger set forth in the Agreement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the representations made by the Company and First Horizon in the Agreement and in their respective Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time and (iv) any representations made in the Agreement or the Representation Letters “to the knowledge of,” or based on the belief of the Company and First Horizon or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Agreement.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we are of the opinion that the statements made in the Prospectus under the caption “Material U.S. Federal Income Tax Consequences of the

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Merger,” insofar as they purport to constitute summaries of certain provisions of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of such matters in all material respects.

We do not express any opinion herein concerning any law other than the U.S. federal income tax law.

We hereby consent to the filing of this opinion letter as Exhibit 8.2 to the Registration Statement, and to the references to our firm name under the caption “Material U.S. Federal Income Tax Consequences of the Merger” in the Registration Statement.

Very truly yours,

/s/ SIMPSON THACHER & BARTLETT LLP